Exhibit 99.77(o)

ITEM 77O- Transactions effected pursuant to Rule 10f-3

Security Name	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate

AT&T INC	4/23/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Prudential Financial Inc.	5/13/2015	Credit Suisse Securities (USA) LLC	(GS) Goldman, Sachs & Co.
Qualcomm Inc.	5/13/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
McGraw Hill Financial	5/20/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Reynolds American Inc. 4.45% 12 JUN 2025-25	6/9/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Kraft Heinz Foods Company 3.95% 15 JUL 2025-25 144A	6/23/2015	Wells Fargo Securities, LLC	(GS) Goldman, Sachs & Co.
Kraft Heinz Foods Company 2.8% 02 JUL 2020 144A	6/23/2015	Citigroup Global Markets Inc.	(GS) Goldman, Sachs & Co.
United Health Group Inc.	7/20/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
United Health Group Inc.	7/20/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Gilead Sciences Inc. 4.75% 01 MAR 2046-45	9/9/2015	Merrill Lynch, Pierce, Fenner & Smith, Inc.	(GS) Goldman, Sachs & Co.
Lowe's Companies Inc. 3.375% 15 SEP 2025-25	9/9/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.

Intesa Sanpaolo Spa 7.7% 17 SEP 2049-25 144A	9/10/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Frontier Communications 8.875% 15 SEP 2020-20 144A	9/11/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Walt Disney Company (The) 2.15% 17 SEP 2020	9/14/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Mitsubishi UFJ Trust And BA 2.65% 19 OCT 2020 144A	10/13/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
BHP Billiton Finance US 6.25% 19 OCT 2075-20 144A	10/14/2015	Barclays Capital Inc.	(GS) Goldman, Sachs & Co.
Capital One Financial Corporate 4.2% 29 OCT 2025-25	10/26/2015	Credit Suisse Securities (USA) LLC	(GS) Goldman, Sachs & Co.
Ace Ina Holdings Inc. 2.875% 03 NOV 2022-22	10/27/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
Ace Ina Holdings Inc. 3.35% 03 MAY 2026-26	10/27/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
Microsoft Corporation 3.125% 03 NOV 2025-25	10/29/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.
Sally Holdings/Sally Cap	11/18/2015	Merrill Lynch, Pierce, Fenner & Smith, Inc.	(GS) Goldman, Sachs & Co.
Pioneer Natural Resource	11/30/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
Thermo Fisher Scientific	11/30/2015	Mizuho Securities USA Inc.	(GS) Goldman, Sachs & Co.
Whole Foods Market Inc.	11/30/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
McDonald's Corp	12/2/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
McDonald's Corp	12/2/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
VISA INC	12/9/2015	Merrill Lynch, Pierce, Fenner & Smith, Inc.	(GS) Goldman, Sachs & Co.
Devon Energy Corporation	12/10/2015	Morgan Stanley and Co LLC	(GS) Goldman, Sachs & Co.
Juniper Networks, Inc. 3.3% 15 JUN 2020-20	2/25/2015	Citigroup Global Markets Inc.	(GS) Goldman, Sachs & Co.
Discover Financial Services 3.75% 04 MAR 2025-24	3/2/2015	Credit Suisse Securities (USA) LLC	(GS) Goldman, Sachs & Co.
LAaredo Petroleum, Inc. 6.25% 15 MAR 2023-18	3/4/2015	Merrill Lynch, Pierce, Fenner & Smith, Inc.	(GS) Goldman, Sachs & Co.
Credit Agricole SA 4.375% 17 MAR 2025 144A	3/9/2015	Credit Agricole Corporate and Investment Bank	(GS) Goldman, Sachs & Co.
EMD Finance LLC 2.95% 19 MAR 2022-22 144A	3/16/2015	J.P. Morgan Securities LLC	(GS) Goldman, Sachs & Co.